As filed with the Securities and Exchange Commission on May 24, 2012

Registration No. 333-60192

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CLAIMSNET.COM INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-2649230 (I.R.S. Employer Identification No.)
14860 Montfort Dr., Suite 240 Dallas, Texas 75254 (972) 458-1701 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	Laura M. Bray Claimsnet.com Inc. 14860 Montfort Dr., Suite 240 Dallas, Texas 75254 (972) 458-1701 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters those securities that remain unsold hereunder as of the date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF SECURITIES

On May 4, 2001, Claimsnet.com Inc. (the “Company”) filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-60192) (as amended by Pre-Effective Amendment No. 1 to Form S-3 Registration Statement filed with the Commission on July 2, 2001, Pre-Effective Amendment No. 2 to Form S-3 Registration Statement filed with the Commission on August 22, 2001, Pre-Effective Amendment No. 3 to Form S-3 Registration Statement filed with the Commission on October 3, 2001 and Pre-Effective Amendment No. 4 to Form S-3 Registration Statement filed with the Commission on October 25, 2001) (the “Registration Statement”) which registered 3,092,229 shares of the Company’s common stock, par value $.001, for resale from time to time by the holders named therein.

The Company has terminated the offering of its common stock pursuant to the Registration Statement.  In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any shares of Company common stock which remain unsold at the termination of the offering, the Company hereby removes from registration all shares of Company common stock registered under the Registration Statement which remain unsold as of the filing of this Post-Effective Amendment No. 1 to Form S-3 Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 24, 2012.

CLAIMSNET.COM INC. By: /s/ Don Crosbie Name: Don Crosbie Title: Chief Executive Officer, Class I Director and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Laura M. Bray Laura M. Bray	Chief Financial Officer and Principal Accounting Officer	May 24, 2012
/s/ John C. Willems, III John C. Willems, III	Class II Director	May 24, 2012
/s/ Thomas Michel Thomas Michel	Class II Director	May 24, 2012